                                                                      Exhibit 29



                          UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

Luxottica Group S.p.A., et al.,          :     Civil Action C2-95-244
                                         :
         Plaintiffs,                     :     Judge Graham
                                         :
                                         :     AMENDED ANSWER OF
vs.                                      :     DEFENDANTS THE UNITED STATES
                                         :     SHOE CORPORATION, JOSEPH H.
The United States Shoe Corporation,      :     ANDERER, PHILIP E. BEEKMAN,
et al.,                                  :     GILBERT HAHN, JR., ROGER L.
                                         :     HOWE, BANNUS B. HUDSON,
         Defendants,                     :     LORRENCE KELLAR, ALBERT M.
                                         :     KRONICK, THOMAS LACO,
                                         :     CHARLES S. MECHEM, JR., JOHN
                                         :     L. ROY AND PHYLLIS S. SEWELL
                                         :     TO THIRD AMENDED COMPLAINT
                                         :     AND AMENDED COUNTERCLAIM
                                         :     OF DEFENDANT THE UNITED
                                         :     STATES SHOE CORPORATION
                                         :     AGAINST PLAINTIFFS FOR
                                         :     PRELIMINARY AND PERMANENT
                                         :     INJUNCTION FOR MISSTATEMENTS
                                         :     AND OMISSIONS IN SEC FILINGS
                                         :     AND TENDER OFFER MATERIALS
- --------------------------------------------------------------------------------

                                 FIRST DEFENSE

         1. The following is an Answer to the Third Amended Complaint filed by Plaintiffs Luxottica Group S.p.A. ("Luxottica"), Luxottica Acquisition Corp. ("Luxottica Acquisition") and Avant Garde Optics, Inc. (Avant-Garde") by Defendants The United States Shoe Corporation ("U. S. Shoe"), Joseph H. Anderer, Philip E. Beekman, Gilbert Hahn, Jr., Roger L. Howe, Bannus
B. Hudson, Lorrence Kellar, Albert M. Kronick, Thomas Laco, Charles S. Mechem, Jr., John L. Roy and Phyllis S. Sewell (together, "U. S. Shoe Defendants"), and

Amended Counterclaims by U. S. Shoe against Plaintiffs for violations of the federal securities laws applicable to tender offers. The Counterclaim begins on page seventeen.

         2. The U. S. Shoe Defendants admit so much of paragraph one of the Third Amended Complaint ("Complaint") of Luxottica Group S.p.A (Luxottica"), Luxottica Acquisition Corp. ("Luxottica Acquisition") and Avant-Garde Optics, Inc. ("Avant-Garde") (Luxottica, Luxottica Acquisition and Avant-Garde are referred to together as "Plaintiffs") as may aver that Plaintiffs seek the relief described in paragraph one, deny that Plaintiffs are entitled to such relief and deny all other averments of paragraph one of the Complaint.

         3. The U. S. Shoe Defendants admit so much of paragraph two of the Complaint as may aver that Plaintiffs seek the relief described in paragraph two, deny that Plaintiffs are entitled to such relief and deny all other averments of paragraph two of the Complaint.

         4. The U. S. Shoe Defendants are without knowledge or information sufficient to form a belief as to the averments of paragraph three of the Complaint.

         5. The U. S. Shoe Defendants are without knowledge or information sufficient to form a belief as to the first sentence and the first clause of the second sentence of paragraph four of the Complaint. The U. S. Shoe Defendants admit so much of the second clause of the second sentence of paragraph four as may aver that Avant-Garde is a shareholder of U. S. Shoe, and are without knowledge or information sufficient to form a belief as to all other averments of the second clause. The U. S. Shoe Defendants admit the averments of the third sentence of paragraph four of the Complaint.

         6. The U. S. Shoe Defendants admit the averments of paragraph five of the Complaint.

         7. The U. S. Shoe Defendants admit the averments of paragraph six of the Complaint.

         8. The U. S. Shoe Defendants admit the averments of the first sentence of paragraph seven of the Complaint. In answer to the remaining averments of paragraph seven, the U. S. Shoe Defendants say the Ohio Revised Code speaks for itself, and deny all other averments of paragraph seven of the Complaint.

         9. The U. S. Shoe Defendants admit the averments of paragraph eight of the Complaint.

         10. The U. S. Shoe Defendants admit the averments of paragraph nine of the Complaint.

         11. The U. S. Shoe Defendants admit so much of paragraph ten as may aver that Plaintiffs made certain averments under the Constitution, laws and regulations of the United States, deny that Plaintiffs are entitled to relief under the Constitution, laws or regulations of the United States, and deny all other averments of paragraph ten of the Complaint.

         12. In answer to paragraph eleven, the U. S. Shoe Defendants admit that this Court has subject matter jurisdiction over certain of Plaintiffs averments pursuant to 28 U.S.C. Section 1331 (federal question), and deny all other averments of paragraph eleven of the Complaint.

         13. The U. S. Shoe Defendants admit so much of paragraph twelve as avers that venue is proper in this judicial district pursuant to 28 U.S.C.
Section 1391(b) and (c), and that venue in this division is proper pursuant to Rule 3.3(c) of the S.D. Ohio L.R as to Counts One and Two of the Complaint, and deny all other averments of paragraph twelve of the Complaint.

         14. The U. S. Shoe Defendants deny the averments of paragraph thirteen of the Complaint.

         15. The U. S. Shoe Defendants admit the averments of paragraph fourteen of the Complaint, except that Luxottica's stated motivation for seeking non-public information is denied

         16. The U. S. Shoe Defendants are without knowledge or information sufficient to form a belief as to the averments of paragraph fifteen of the Complaint.

         17. The U. S. Shoe Defendants admit so much of paragraph sixteen as may aver that Plaintiffs commenced, on March 3, 1995, a tender offer (the "Tender Offer") for all of the outstanding common shares of U. S. Shoe at a price of $24 per share, and are without knowledge or information sufficient to form a belief as to all other averments of paragraph sixteen of the Complaint.

         18. The U. S. Shoe Defendants admit the averments of the first, second and fifth sentences of paragraph seventeen. The U. S. Shoe Defendants deny the averments of the third and fourth sentences of paragraph seventeen. The U. S. Shoe Defendants are without knowledge or information sufficient to form a belief as to all other averments of paragraph seventeen of the Complaint.

         19. The U. S. Shoe Defendants deny the averments of the first sentence of paragraph eighteen. The U. S. Shoe Defendants admit the averments of the second sentence of paragraph eighteen, except the U S. Shoe Defendants deny that the Offer to Purchase sets forth the material terms of the Tender Offer. The U. S. Shoe Defendants admit so much of the third and fourth sentences of paragraph eighteen as may aver that Plaintiffs are filing certain documents with the Division, and have delivered an Acquiring Person Statement to U. S. Shoe, and are without knowledge or information sufficient to form a belief as to all other averments of the third and fourth sentences of paragraph eighteen of the Complaint.

         20. In answer to paragraph nineteen, the U. S. Shoe Defendants say the Williams Act and rules promulgated thereunder speak for themselves, and deny all other averments of paragraph nineteen of the Complaint.

         21. In answer to paragraph twenty, the U. S. Shoe Defendants say the Williams Act and rules promulgated thereunder speak for themselves, and deny all other averments of paragraph twenty of the Complaint.

         22. In answer to paragraph twenty-one, the U. S. Shoe Defendants say the Williams Act and rules promulgated thereunder speak for themselves, and deny all other averments of paragraph twenty-one of the Complaint.

         23. In answer to paragraph twenty-two, the U. S. Shoe Defendants say the Williams Act and rules promulgated thereunder speak for themselves, and deny all other averments of paragraph twenty-two of the Complaint.

         24. In answer to paragraph twenty-three, the U. S. Shoe Defendants say the Williams Act and rules promulgated thereunder speak for themselves, and deny all other averments of paragraph twenty-three of the Complaint.

         25. In answer to paragraph twenty-four, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph twenty-four of the Complaint.

         26. In answer to paragraph twenty-five, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph twenty-five of the Complaint.

         27. In answer to paragraph twenty-six, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph twenty-six of the Complaint.

         28. The U. S. Shoe Defendants deny the averments of paragraph twenty-seven of the Complaint.

         29. In answer to paragraph twenty-eight, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph twenty-eight of the Complaint.

         30. In answer to paragraph twenty-nine, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph twenty-nine of the Complaint.

         31. In answer to paragraph thirty, the U. S. Shoe Defendants say the Ohio Takeover Act speaks for itself, and deny all other averments of paragraph thirty of the Complaint.

         32. The U. S. Shoe Defendants deny the averments of paragraph thirty-one of the Complaint.

         33. In answer to paragraph thirty-two, the U. S. Shoe Defendants say the Ohio Control Share Acquisition Act speaks for itself, and deny all other averments of paragraph thirty-two of the Complaint.

         34. In answer to paragraph thirty-three, the U. S. Shoe Defendants say the Ohio Control Share Acquisition Act speaks for itself, and deny all other averments of paragraph thirty-three of the Complaint.

         35. In answer to paragraph thirty-four, the U. S. Shoe Defendants say the Ohio Control Share Acquisition Act speaks for itself, and deny all other averments of paragraph thirty-four of the Complaint.

         36. The U. S. Shoe Defendants deny the averments of paragraph thirty-five of the Complaint.

         37. In answer to paragraph thirty-six, the U. S. Shoe Defendants say Ohio Rev. Code Section 1701.01(CC)(2) speaks for itself, and no further answer is required.

         38. The U. S. Shoe Defendants deny the averments of paragraph thirty-seven of the Complaint.

         39. The U. S. Shoe Defendants admit the averments of the first, second and third sentences of paragraph thirty-eight, and are without knowledge or information sufficient to form a belief as to the averments of the fourth
and fifth sentences of paragraph thirty-eight.  The   U. S. Shoe Defendants
deny all other averments of paragraph thirty-eight of the Complaint.

         40. In answer to paragraph thirty-nine, the U. S. Shoe Defendants say the Exchange Act and regulations promulgated thereunder speak for themselves, and deny all other averments of paragraph thirty-nine of the Complaint.

         41. In answer to paragraph forty, the U. S. Shoe Defendants say the Exchange Act and regulations promulgated thereunder speak for themselves, and deny all other averments of paragraph forty of the Complaint.

         42. The U. S. Shoe Defendants deny the averments of paragraph forty-one of the Complaint.

         43. In answer to paragraph forty-two, the U. S. Shoe Defendants say the Williams Act and the regulations thereunder speak for themselves, admit that U. S. Shoe and Luxottica Acquisition are subject to the Williams Act, and deny all other averments of paragraph forty-two of the Complaint.

         44. The U. S. Shoe Defendants deny the averments of paragraph forty-three of the Complaint.

         45. In answer to paragraph forty-four, the U. S. Shoe Defendants say the Ohio Revised Code speaks for itself, and deny all other averments of paragraph forty-four.

         46. The U. S. Shoe Defendants admit so much of paragraph forty-five as may aver that U. S. Shoe adopted a plan providing for the issuance of Preference Shares Purchase Rights (the "Rights") on March 31, 1986, implemented such rights on April 14, 1986, and deny all other averments of paragraph forty-five of the Complaint.

         47. The U. S. Shoe Defendants admit so much of paragraph forty-six as may aver that on March 23, 1988, U. S. Shoe amended the Preference Shares Purchase Rights Agreement (the "Rights Agreement"), say that U.S. Shoe further amended the Rights Agreement on June 1, 1993, and deny all other averments of paragraph forty-six of the Complaint.

         48. In answer to paragraph forty-seven, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph forty-seven.

         49. In answer to paragraph forty-eight, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph forty-eight.

         50. The U. S. Shoe Defendants admit the averments of the first sentence of paragraph forty-nine, and is without knowledge or information sufficient to form a belief as to all other averments of paragraph forty-nine of the Complaint.

         51. In answer to paragraph fifty, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty of the Complaint.

         52. In answer to paragraph fifty-one, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-one of the Complaint.

         53. In answer to paragraph fifty-two, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-two of the Complaint.

         54. In answer to paragraph fifty-three, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-three of the Complaint.

         55. In answer to paragraph fifty-four, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-four of the Complaint.

         56. In answer to paragraph fifty-five, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-five of the Complaint.

         57. In answer to paragraph fifty-six, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-six of the Complaint.

         58. In answer to paragraph fifty-seven, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-seven of the Complaint.

         59. In answer to paragraph fifty-eight, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph fifty-eight of the Complaint.

         60. The U. S. Shoe Defendants deny the averments of paragraph fifty-nine of the Complaint.

         61. In answer to paragraph sixty, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph sixty of the Complaint.

         62. The U. S. Shoe Defendants deny the averments of paragraph sixty-one of the Complaint.

         63. The U. S. Shoe Defendants admit the averments of the first three sentences of paragraph sixty-two, and deny all other averments of paragraph sixty-two of the Complaint.

         64. In answer to paragraph sixty-three, the U. S. Shoe Defendants say that the Rights speak for themselves, and deny all other averments of paragraph sixty-three of the Complaint.

         65. In answer to paragraph sixty-four, the U. S. Shoe Defendants say that the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph sixty-four of the Complaint.

         66. The U. S. Shoe Defendants deny the averments of paragraph sixty-five of the Complaint.

         67. In answer to paragraph sixty-six, the U. S. Shoe Defendants say the Rights Agreement speaks for itself, and deny all other averments of paragraph sixty-six of the Complaint.

         68. The U. S. Shoe Defendants deny the averments of paragraph sixty-seven of the Complaint.

         69. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph sixty-eight of the Complaint.

         70. In answer to paragraph sixty-nine of the Complaint, the U. S. Shoe Defendants say the United States Constitution speaks for itself, and deny all other averments of paragraph sixty-nine.

         71. The U. S. Shoe Defendants admit the averments of paragraph seventy of the Complaint.

         72. The U. S. Shoe Defendants deny the averments of paragraph seventy-one of the Complaint.

         73. The U. S. Shoe Defendants deny the averments of paragraph seventy-two of the Complaint.

         74. The U. S. Shoe Defendants deny the averments of paragraph seventy-three of the Complaint.

         75. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph seventy-four of the Complaint.

         76. In answer to paragraph seventy-five, the U. S. Shoe Defendants say the United States Constitution speaks for itself, and deny all other averments of paragraph seventy-five of the Complaint.

         77. The U. S. Shoe Defendants deny the averments of paragraph seventy-six of the Complaint.

         78. The U. S. Shoe Defendants deny the averments of paragraph seventy-seven of the Complaint.

         79. The U. S. Shoe Defendants deny the averments of paragraph seventy-eight of the Complaint.

         80. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph seventy-nine of the Complaint.

         81. The U. S. Shoe Defendants deny the averments of paragraph eighty of the Complaint.

         82. The U. S. Shoe Defendants deny the averments of paragraph eighty-one of the Complaint.

         83. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph eighty-two of the Complaint.

         84. The U. S. Shoe Defendants deny the averments of paragraph eighty-three of the Complaint.

         85. The U. S. Shoe Defendants deny the averments of paragraph eighty-four of the Complaint.

         86. The U. S. Shoe Defendants deny the averments of paragraph eighty-five of the Complaint.

         87. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph eighty-six of the Complaint.

         88.     In answer to paragraph eighty-seven of the Complaint, the U.
S. Shoe Defendants say its Amended Articles of Incorporation speak for themselves, and deny all other averments of paragraph eighty-seven of the Complaint.

         89. The U. S. Shoe Defendants admit so much of paragraph eighty-eight as may aver that the shares are a property right of the shareholders, and deny all other averments of paragraph eighty-eight of the Complaint.

         90. The U. S. Shoe Defendants deny the averments of paragraph eighty-nine of the Complaint.

         91. In answer to paragraph ninety, the U. S. Shoe Defendants say the United States Constitution and the Ohio Constitution speak for themselves, and deny all other averments of paragraph ninety of the Complaint.

         92. The U. S. Shoe Defendants deny the averments of paragraph ninety-one of the Complaint.

         93. The U. S. Shoe Defendants deny the averments of paragraph ninety-two of the Complaint.

         94. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph ninety-three of the Complaint.

         95. In answer to paragraph ninety-four, the U. S. Shoe Defendants say the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph ninety-four.

         96. The U. S. Shoe Defendants admit the first clause of paragraph ninety-five, and deny all other averments of paragraph ninety-five of the Complaint.

         97. The U. S. Shoe Defendants admit the first clause of paragraph ninety-six, and deny all other averments of paragraph ninety-six of the Complaint.

         98. The U. S. Shoe Defendants deny the averments of paragraph ninety-seven of the Complaint.

         99. The U. S. Shoe Defendants deny the averments of paragraph ninety-eight of the Complaint.

         100. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph ninety-nine of the Complaint.

         101. The U. S. Shoe Defendants deny the averments of paragraph 100 of the Complaint.

         102. The U. S. Shoe Defendants deny the averments of paragraph 101 of the Complaint.

         103. The U. S. Shoe Defendants admit so much of paragraph 102 as may aver that its Board of Directors has not redeemed the Rights, and are without knowledge or information sufficient to form a belief as to all other averments of paragraph 102 of the Complaint.

         104. The U. S. Shoe Defendants deny the averments of paragraph 103 of the Complaint.

         105. The U. S. Shoe Defendants deny the averments of paragraph 104 of the Complaint.

         106. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 105 of the Complaint.

         107. In answer to paragraph 106, the U. S. Shoe Defendants say the Rights Agreement, as amended, speaks for itself, and deny all other averments of paragraph 106 of the Complaint.

         108. The U. S. Shoe Defendants deny the averments of paragraph 107 of the Complaint.

         109. The U. S. Shoe Defendants admit the averments of paragraph 108 of the Complaint.

         110. The U. S. Shoe Defendants deny the averments of paragraph 109 of the Complaint.

         111. The U. S. Shoe Defendants deny the averments of paragraph 110 of the Complaint.

         112. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 111 of the Complaint.

         113. The U. S. Shoe Defendants admit the averments of paragraph 112 of the Complaint, at least as of March 16, 1995

         114. In answer to paragraph 113, the U. S. Shoe Defendants admit that Avant-Garde delivered a letter dated March 7, 1995, to U. S. Shoe, say that the letter speaks for itself, and deny all other averments of paragraph 113 of the Complaint.

         115. The U. S. Shoe Defendants admit that U. S. Shoe sent a letter to Avant-Garde dated March 10, 1995, say that the letter speaks for itself, and deny all other averments of paragraph 114 of the Complaint.

         116. The U. S. Shoe Defendants deny the averments of paragraph 115 of the Complaint.

         117. The U. S. Shoe Defendants deny the averments of paragraph 116 of the Complaint.

         118. In answer to paragraph 117, the U. S. Shoe Defendants say the written request that Luxottica and Luxottica Acquisition delivered to U. S. Shoe attached as Exhibit B to the Complaint speaks for itself, and deny all other averments of paragraph 117.

         119. In answer to paragraph 118, the U. S. Shoe Defendants say that Luxottica Group, Luxottica Acquisition, Avant-Garde and certain other shareholders submitted a written request to U. S. Shoe, attached as Exhibit C to the Complaint, say such written request speaks for itself, and deny all other averments of paragraph 118 of the Complaint.

         120. The U. S. Shoe Defendants admit the averments of paragraph 119 of the Complaint, and say that later that same day, March 10, 1995, the directors of U. S. Shoe fixed the close of business on March 21, 1995, as the record date for the 831 Special Meeting.

         121. The U. S. Shoe Defendants deny the averments of paragraph 120 of the Complaint.

         122. In answer to paragraph 121, the U. S. Shoe Defendants admit that Plaintiffs seek a declaration by the Court, and deny all other averments of paragraph 121.

         123. The U. S. Shoe Defendants deny the averments of paragraph 122 of the Complaint.

         124. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 123 of the Complaint.

         125. The U. S. Shoe Defendants admit so much of the first sentence of paragraph 124 as may aver that in December, 1994 and January, 1995, Luxottica and its financial advisors gave certain indications to U. S. Shoe and its financial advisor that Luxottica Group was interested in conducting certain discussions of Luxottica's interest to purchase U. S. Shoe and in particular the Optical Group, and deny all other averments of the first sentence of
paragraph 124. The   U. S. Shoe Defendants admit the averments of the second
sentence of paragraph 124 of the Complaint.

         126. The U. S. Shoe Defendants are without knowledge or information sufficient to form a belief as to the averments of the first clause of the first sentence of paragraph 125, and admit the averments of the second clause. The U. S. Shoe Defendants deny the averments of the second sentence of paragraph 125 of the Complaint and incorporate in response the material set forth in U.S. Shoe's Schedule 14D-9, filed with the Securities and Exchange Commission, as amended by the First and Second Amendments thereto, copies of which are attached as Exhibits A, B and C (herein collectively referred to as the "14D-9.")

         127. The U. S. Shoe Defendants admit so much of paragraph 126 as may aver that U. S. Shoe issued certain press releases, say that the press releases speak for themselves, incorporate the 14D-9, and deny all other averments of paragraph 126 of the Complaint.

         128. The U. S. Shoe Defendants admit so much of the first sentence of paragraph 127 as may aver that U. S. Shoe issued certain press releases, say said press releases speak for themselves, incorporate the 14D-9, and deny all other averments of the first sentence of paragraph 127. The U. S. Shoe Defendants deny the averments of the second sentence of paragraph 127 of the Complaint.

         129. The U. S. Shoe Defendants deny the averments of paragraph 128 of the Complaint.

         130. In answer to paragraph 129, the U. S. Shoe Defendants say that Ohio Rev. Code Section 1701.59 speaks for itself, and deny all other averments of paragraph 129 of the Complaint.

         131. The U. S. Shoe Defendants admit the averments of paragraph 130 of the Complaint.

         132. The U. S. Shoe Defendants admit the averments of paragraph 131 of the Complaint.

         133. The U. S. Shoe Defendants admit the averments of paragraph 132 of the Complaint.

         134. The U. S. Shoe Defendants admit the averments of paragraph 133 of the Complaint.

         135. The U. S. Shoe Defendants admit the averments of paragraph 134 of the Complaint.

         136. The U. S. Shoe Defendants deny the averments of paragraph 135 of the Complaint.

         137. The U. S. Shoe Defendants deny the averments of paragraph 136 of the Complaint.

         138. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 137 of the Complaint.

         139.    In answer to paragraph 138, the U. S. Shoe Defendants say Ohio
R. C. Section 1701.76 speaks for itself, and deny all other averments of paragraph 138 of the Complaint.

         140. The U. S. Shoe Defendants deny the averments of paragraph 139 of the Complaint.

         141. The U. S. Shoe Defendants deny the averments of paragraph 140 of the Complaint.

         142. The U. S. Shoe Defendants admit the averments of paragraph 141 of the Complaint, and refer to paragraph 3.2 of the Nine West Agreement for the context of "corporating proceedings" for the purpose of these averments.

         143. The U. S. Shoe Defendants deny the averments of paragraph 142 of the Complaint.

         144. The U. S. Shoe Defendants deny the averments of paragraph 143 of the Complaint.

         145. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 144 of the Complaint.

         146. The U. S. Shoe Defendants admit that the quoted section of the averments of paragraph 145 of the Complaint correctly recite a portion of the Article Third of U.S. Shoe's Articles of Incorporation, and incorporate the entire Article Third as a full and correct recitation of what it contains.

         147. In answer to paragraph 146, the U. S. Shoe Defendants say Ohio Rev. Code Sections 1701.69(B)(3) and 1701.71(B)(7) speak for themselves, and deny all other averments of paragraph 146 of the Complaint.

         148. The U. S.Shoe Defendants deny the averments of paragraph 147 of the Complaint.

         149. The U. S. Shoe Defendants admit the averments of paragraph 148 of the Complaint, except that certain "corporate proceedings" may be necessary to close the transaction.

         150. The U. S.Shoe Defendants deny the averments of paragraph 149 of the Complaint.

         151. The U. S.Shoe Defendants deny the averments of paragraph 150 of the Complaint.

         152. The U. S. Shoe Defendants incorporate their Answer and Defenses to the averments of paragraph 151 of the Complaint.

         153. The U. S. Shoe Defendants admit the averments of the first sentence of paragraph 152, say that the Williams Act and the rules and regulations promulgated thereunder speak for themselves, incorporate the 14D-9, and deny all other averments of paragraph 152 of the Complaint.

         154. In answer to paragraph 153, the U. S.Shoe Defendants say that the Williams Act and the rules and regulations promulgated thereunder speak for themselves, and deny all other averments of paragraph 153 of the Complaint.

         155. In answer to paragraph 154, the U. S.Shoe Defendants say that the Williams Act and the rules and regulations promulgated thereunder speak for themselves, and deny all other averments of paragraph 154 of the Complaint.

         156. The U. S. Shoe Defendants incorporate in response the 14D-9 and deny all other or inconsistent averments of paragraph 155 of the Complaint.

         157. The U. S. Shoe Defendants deny the averments of paragraph 156 of the Complaint.

         158. The U. S. Shoe Defendants deny the averments of paragraph 157 of the Complaint.

         159. The U. S. Shoe Defendants deny the averments of paragraph 158 of the Complaint.

         160. The U. S. Shoe Defendants deny the averments of paragraph 159 of the Complaint.

         161. The U. S.Shoe Defendants deny the averments of paragraph 160 of the Complaint.

         162. The U. S. Shoe Defendants deny all other averments not specifically admitted herein.

                                 SECOND DEFENSE

         163. Plaintiffs are not entitled to equitable relief, on the grounds of unclean hands, because Luxottica and Luxottica Acquisition have made misstatements and omissions of material fact in the Offer and their Schedule 14D-1, as described below.

                                 THIRD DEFENSE

         164. Plaintiffs, or one or more of them, lack standing to assert the claims alleged in Counts Six through Eight and Eleven through Thirteen of the Third Amended Complaint, and may lack standing to assert other claims alleged.

                                 FOURTH DEFENSE

         165. The Complaint fails to state a claim, in whole or in part, upon which relief may be granted.

                          COUNTERCLAIMS OF U. S. SHOE

                                  JURISDICTION

         166. U. S. Shoe asserts the following Counterclaims against Plaintiffs. As detailed below, the Plaintiffs are violating the disclosure requirements of the federal securities laws that apply to tender offers, and should be enjoined from continuing the Luxottica tender offer and their solicitation of "Agent Designations" until full and fair disclosure is made to the investing public, as required by the federal securities laws and the Ohio Take-Over Act.

         167. This Court has subject matter jurisdiction over Counts I through VII and X through XIV of U. S. Shoe's Counterclaim pursuant to the provisions of Section 27 of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U. S.C. Section 78aa, and 28 U. S. C. Section 1331 (a). These claims arise under Sections 14 (d) and (e) of the Exchange Act, 15
U.S.C. Section 78n, and the rules and regulations promulgated thereunder.

         168. This Court has subject matter jurisdiction over Counts VIII and IX of U. S. Shoe's Counterclaim for violations of Ohio Rev. Code Sections 1707.041 pursuant to the principles of diversity and pendant jurisdiction.

         169. Venue for U. S. Shoe's Counterclaim is proper in this judicial district because Plaintiffs conduct business in this district, and the claims stated herein arose in this district.

         170. The acts of Plaintiffs alleged herein occurred in and have a substantial effect on interstate commerce.

                       FACTS COMMON TO ALL COUNTERCLAIMS

         171. On or about March 3, 1995 Luxottica and Luxottica Acquisition, an indirect wholly-owned Delaware subsidiary of Luxottica, commenced a takeover bid (the "Tender Offer") for all the issued and outstanding common shares of U.
S. Shoe (the "Shares"). The Tender Offer is described in an Offer to Purchase dated March 3, 1995 (the "Offer"). If consummated, the Tender Offer will result in the acquisition of U. S. Shoe by Luxottica, Luxottica Acquisition, or some subsidiary or affiliate of one or both of them. Some shares have been tendered and, by its terms, the Tender Offer will expire at 12:00 midnight, EST, April 13, 1995.

         172. The Shares are a class of equity securities registered on the New York and Pacific Stock Exchanges.

         173. Luxottica and Luxottica Acquisition have filed a Schedule 14D-1, as amended, (the "14D-1"), under Section 14(d) of the Exchange Act, with the Securities and Exchange

Commission ("SEC") with respect to the Tender Offer. The 14D-1 contains, among other exhibits, the Offer, purportedly setting forth the material terms of the Tender Offer.

         174.    17 CFR Section 240.14d-100 (Schedule 14D-1) requires
Luxottica and Luxottica Acquisition to disclose certain information, which the SEC has determined to be material.

         175. By letter dated March 2, 1995 (such letter, including the accompanying term sheet (the "Term Sheet"), is referred to as the "Commitment Letter"), Credit Suisse's New York branch ("Credit Suisse") issued a "commitment" to an unidentified "Borrower" to provide, subject to the terms and conditions set forth in the Commitment Letter, a term loan facility in the amount of US$1.0 billion (the "Term Loan Facility") and a revolving credit facility in the amount of US$450 million (the "Revolving Credit Facility", which together are referred to collectively as the "Credit Facility").

         176. The Offer indicates that after the purchase of the Shares under the Tender Offer, Luxottica Acquisition will effect a merger pursuant to which Luxottica Acquisition will be merged with and into U. S. Shoe (the "Merger") and, as a result of the Merger, U. S. Shoe will become an indirect wholly-owned subsidiary of Luxottica.

         177. The Commitment Letter indicates that the "Borrower" for purposes of the Commitment Letter, and the borrower under the Credit Facility, will be another newly-formed indirect wholly-owned Delaware subsidiary of Luxottica (the "Borrower").

         178. The Commitment Letter indicates that the Borrower will make a cash contribution of the loan proceeds under the Term Loan Facility to Avant-Garde, an operating company based in Port Washington, New York, and an existing direct wholly-owned subsidiary of Luxottica, which will in turn contribute such amount as a cash contribution to Luxottica Acquisition.

         179. The Commitment Letter indicates that the loans under the Credit Facility will be used to finance the acquisition of the Shares pursuant to the Tender Offer. The Term Sheet indicates that only the loans under the Term Loan Facility (the "Term Loans") are to be utilized by Luxottica Acquisition to finance the Tender Offer and the Merger and to pay fees and expenses in connection therewith.

         180. The Term Sheet indicates that the loans under the Revolving Credit Facility are to be utilized:

                 "for the Borrower's and its subsidiaries' general corporate and working capital requirements, provided that a portion
                 (to be determined), and only such portion, of the Revolving Credit Facility may be utilized for the same purposes as the Term Loans and to refinance no more than $140 million of existing indebtedness of [U. S. Shoe] after giving effect to the Merger."

         181. The Commitment Letter indicates that all amounts owing under the Credit Facility (and all obligations under the guarantees referred to below) will be secured by pledges of the capital stock of the Borrower and its subsidiary Avant-Garde, as well as by "all capital stock and notes owned by the Borrower and its subsidiaries (including all shares purchased in the Tender Offer and all shares of Capital Stock of Target [U. S. Shoe] after the merger)."

         182. The Commitment Letter indicates that the Credit Facility will be guaranteed by Luxottica, Luxottica S.p.A. and La Meccanoptica Leonardo S.p.A., which are subsidiaries of Luxottica, by all subsidiaries of the Borrower and by all other U.S. subsidiaries of Luxottica. The Commitment Letter also indicates that the collateral security for the Credit Facility will include all notes and capital stock owned by all other U.S. subsidiaries of Luxottica and security interests in substantially all other assets owned by the Borrower and its subsidiaries and by all other U.S. subsidiaries of Luxottica. Finally, the Commitment Letter indicates that the Credit

Facility will also be secured by a negative pledge of substantially all assets of Luxottica and its subsidiaries, including the capital stock of Luxottica's non-U.S. subsidiaries.

         183. By its terms, the Commitment Letter is made contingent upon the fulfillment of a number of conditions, including that all loans and other financing to the Borrower shall be in full compliance with all requirements of Regulations G, T, U and X (together "the Board Regulations") of the Board of Governors of the Federal Reserve System (the "Board").

         184. In Amendment No. 4 to the 14D-1 ("Fourth Amendment") filed by Luxottica and Luxottica Acquisition on March 16, 1995, Luxottica and Luxottica Acquisition state: "Credit Suisse is prepared to fund their commitment on the expiration date of our offer." This statement contradicts the terms and conditions stated in the Commitment Letter, because certain of such terms and conditions could not be met as of March 16, 1995, as described below.

         185. In the Fourth Amendment, Luxottica and Luxottica Acquisition state that U. S. Shoe's agreement for the sale of the Footwear Group to Nine West Group, Inc. ("Nine West") "appears to be conditioned on financing."

         186. U. S. Shoe's agreement with Nine West is not conditioned on financing.

         187. Luxottica manufactures and sells eyeglass frames worldwide. Upon information and belief, in 1994, Luxottica sold approximately $504 million of eyeglass frames (12.8 million pairs) worldwide. Upon information and belief, approximately 40% of Luxottica's sales of eyeglass frames are made in the United States. Luxottica sells eyeglass frames primarily to independent eyeglass vendors and also to chains such as Sunglass Hut, Pearle and Vision Works.

         188. Through its LensCrafters subsidiary, U. S. Shoe operates the largest chain of optical superstore retail outlets in the United States and Canada, with 530 outlets in the United States and 59 outlets in Canada.

         189. In fiscal 1994, LensCrafters purchased eyeglass frames from approximately thirty-three frame manufacturers. Traditionally, LensCrafters has purchased a relatively modest volume of frames from Luxottica. For instance, in 1994 LensCrafters purchased approximately $5,524,000 in frames from Luxottica, representing approximately 7% of U. S. Shoe's total fiscal 1994 eyeglass frame purchases. Upon information and belief, Luxottica has initiated its acquisition as set forth below in order to force LensCrafters to purchase frames from Luxottica, which frames LensCrafters would otherwise purchase from competitors of Luxottica .

         190. Upon information and belief, Leonardo Del Vecchio, an Italian citizen ("Mr. Del Vecchio"), owns 36% of Luxottica directly. Upon information and belief, he controls the voting rights to Luxottica's shares held by La Leonardo Finanziaria, an Italian company ("Finanziaria"), which owns approximately 35% of Luxottica. Upon information and belief, he controls an aggregate of approximately 71% of Luxottica's shares.

         191. Upon information and belief, Mr. Del Vecchio is quoted as stating that one of the reasons for the Tender Offer was that LensCrafters was sourcing a considerable amount of merchandise from the Far East, thereby indicating that Mr. Del Vecchio intends to shift LensCrafters purchasing toward European suppliers, including Luxottica. (Financial Times, March 10, 1995).

         192. Upon information and belief, Mr. Del Vecchio is quoted as stating that another purpose of the Tender Offer is defensive, in an attempt to prevent LensCrafters and Pearle Vision from attaining a 50% North American market share. (Financial Times, March 10, 1995).

         193. Upon information and belief, the Italian press has reported that Mr. Del Vecchio, the wealthiest taxpayer in Italy, is personally worth two trillion lira (about $1.2 billion dollars). (Il Mondo, January 23, 1995.)

                                    COUNT I

     VIOLATION OF  SECTION 14 OF THE EXCHANGE ACT - PURPOSE OF TENDER OFFER

         194. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         195. Schedule 14D-1, Item 5, requires Luxottica and Luxottica Acquisition to disclose the purpose of the Tender Offer.

         196. As stated above, Mr. Del Vecchio, who is a controlling person of Luxottica and Luxottica Acquisition, has stated to the foreign press purposes for the Tender Offer that are not disclosed in the Offer or the 14D-1.

         197. The 14D-1 is materially misleading regarding the purpose of the Tender Offer, because it does not disclose the true purposes for the Tender Offer.

         198. The 14D-1 violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         199. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         200. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT II

      VIOLATION OF SECTION 14 OF THE EXCHANGE ACT - TENDER OFFER STRUCTURE

         201. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         202. Schedule 14D-1 requires identification of the "Bidder" on whose behalf a tender offer is made.

         203. Schedule 14D-1 defines "Bidder" as "any person or entity on whose behalf a tender offer is made."

         204. In view of Luxottica's complicated corporate structure, the reference in the Offer to Luxottica Acquisition as an "indirect" wholly-owned subsidiary of Luxottica is inadequate disclosure of the identity of the Bidder, because it fails to identify any other persons or entities in the chain of ownership and/or control of Luxottica and Luxottica Acquisition.

         205. The Offer fails to provide adequate disclosure of the identity of the acquiring persons or entities in the Tender Offer, and therefore fails to disclose adequately the identity of the Bidder. The Offer describes Luxottica Acquisition as ". . . an indirect wholly-owned subsidiary of Luxottica Group, S.p.A." According to the Commitment Letter, however, "a newly-formed indirect wholly-owned subsidiary of Luxottica Group S.p.A. ("Luxottica Group"), which subsidiary ("Newco 1") shall be incorporated under the laws of Delaware, intends to acquire, through another newly-formed indirect wholly-owned Delaware subsidiary of Luxottica Group ("Bidco"), the issued and outstanding shares of common stock
. . . . [of U. S. Shoe]."  Neither the identity nor the existence of "Newco 1"
is disclosed in the Offer.

         206. The Commitment Letter indicates that Avant-Garde is to acquire the Shares purchased pursuant to the Tender Offer by Luxottica Acquisition. The Offer fails to disclose this material fact.

         207. The Offer violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         208. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         209. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.


                                   COUNT III

        VIOLATION OF SECTION 14 OF THE EXCHANGE ACT - CONTROL OF BIDDER

         210. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         211. Schedule 14D-1, Item 10(f), requires Luxottica and Luxottica Acquisition to disclose "[s]uch additional information, if any, [as] may be necessary to make the required statements, in the light of the circumstances under which they were made, not materially misleading."

         212. Schedule 14D-1, General Instruction C, requires Luxottica and Luxottica Acquisition to provide information regarding "each person controlling such corporation."

Luxottica has failed to disclose the identity of Mr. Del Vecchio (and perhaps other persons), and material information about him, as a controlling person of Luxottica in violation of Schedule 14D-1.

         213. The 14D-1 violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         214. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         215. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT IV

     VIOLATION OF SECTION 14 OF THE EXCHANGE ACT - DESCRIPTION OF FINANCING

         216. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         217. Schedule 14D-1, Item 5, requires Luxottica to describe the financing of the Tender Offer.

         218. The 14D-1 fails to meet the requirements of Schedule 14D-1 and is misleading, because it fails to disclose material facts pertaining to the financing of the Tender Offer in, among others, the following respects:

                 (a) The convoluted financial and other relationships among the undisclosed Borrower, Avant-Garde, Luxottica and Luxottica Acquisition, as described above, are not disclosed in the Offer itself. Upon information and belief, such relationships have no purpose other than to mask the fact that the Credit Facility is being extended for the purpose of purchasing "margin stock" in violation of the Board Regulations.

                 (b) The identity of the actual Borrower of the Credit Suisse financing is never identified in the Offer, in violation of
         Item 4(b)(1) of Schedule 14D-1. The Offer is misleading, because it implies that the Borrower is actually Luxottica Acquisition Corp., rather than "Newco 1" or some other Luxottica subsidiary.

                 (c) The Offer states that the ". . . Offer is conditioned upon the Purchaser being satisfied . . . that the Purchaser [Luxottica Acquisition] has obtained sufficient financing to enable it to consummate the Offer . . . .", and directs the reader to Section 9 for a description of the financing. The Offer is again conditioned at Sections 9 and 14 upon sufficient financing being obtained by Luxottica Acquisition.

                 (d) The Commitment Letter contradicts the Offer, as described above.

                 (e) The Terms and Conditions in "Condition Precedent to the Closing Date," Section A (xiv), states that all loans under the Credit Facility must be in full compliance with all requirements of the Board Regulations before the financing may be completed, but such limitation is not explicitly stated in the Offer, which fails to disclose adequately the risk that the financing may be challenged for noncompliance with the Board Regulations, as described below.

                 (f) The Offer fails to disclose how much of the Revolving Credit Facility may be used to purchase the Shares.

                 (g) The Commitment Letter indicates that the financing is subject to Credit Suisse's approval of key loan documentation in its sole discretion. The Offer does not adequately disclose that the financing is subject to the sole discretion of Credit Suisse.

                 (j) The Fourth Amendment falsely states that "Credit Suisse is prepared to fund their commitment on the expiration date of our offer....", whereas the commitment of Credit Suisse is subject to terms and conditions that could not possibly be satisfied as of March 16, 1995.

         219. The 14D-1 violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         220. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         221. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT V

    VIOLATION SECTION 14 OF EXCHANGE ACT - MISSTATEMENT ABOUT U. S. SHOE'S
                                   AGREEMENT

         222. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         223.    The Fourth Amendment falsely states that U. S. Shoe's
agreement with Nine West "appears to be conditioned on financing....", whereas in truth and in fact, it is not conditioned on financing.

         224. The 14D-1 violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         225. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         226. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT VI

             VIOLATION OF SECTION 14 OF EXCHANGE ACT - REGULATION U

         227. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         228. The 14D-1 and the Offer contain untrue statements of material fact and omit to state material facts necessary to make statements made, in light of the circumstances in which they were made, not misleading, in violation of Section 14(d) of the Exchange Act as follows:

                 (a) The Offer fails to disclose a violation of the Board Regulations, which prohibit any bank from extending any "purpose credit" to Luxottica Acquisition for the purchase of U. S. Shoe Shares, on the terms described in the Commitment Letter.

                 (b) The Offer fails to disclose that the financing institution providing purpose credit as defined by the Board Regulations is a branch of a foreign bank located within the United States.

                 (c) The Offer fails to disclose that the Credit Facility to be used to purchase the Shares is credit for the "purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock" and therefore subject to the requirements of the Board Regulations.

                 (d) The Offer fails to disclose that all credit extended by a bank for the purpose of purchasing "any equity security registered or having unlisted trading privileges on a national securities exchange," which includes the Shares, must conform to the requirements of the Board Regulations limiting the amount of credit available for the purchase of such "margin stock."

                 (e) The Offer fails to disclose that, as a loan subject to the Board Regulations, the Credit Facility must meet certain collateralization requirements, including but not limited to the requirement that Credit Suisse may not make the Credit Facility available to the Borrower for the purpose of acquiring the Shares in reliance upon more than fifty percent (50%) of the value of the Shares as collateral for the loan.

                 (f) The Offer fails to disclose that there appears to be insufficient value in the nonstock collateral securing the $1.450 billion loan for Credit Suisse to make available to the Borrower all or a portion of the Credit Facility without violating the Board Regulations.

                 (g) The Offer fails to disclose the possible effect of future changes in value of the Italian lira on valuation of Luxottica's nonstock assets and the Borrower's ability to comply with the Board Regulations.

         229. The 14D-1 violates Sections 14 (d) and (e) of the Exchange Act, 15 U. S. C. Section 78 n, and the rules and regulations promulgated thereunder.

         230. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         231. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                   COUNT VII

         232. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         233. On or about March 21, 1995, Luxottica and Luxottica Acquisition filed proxy materials including a definitive a Proxy Statement with the Securities and Exchange commission pursuant to Section 14(A)of the Exchange Act (the"Proxy Statement").

         234. In Schedule III of the Proxy Statement, Luxottica and Luxottica Acquisition state that Mellon Bank Corporation is the owner of 4,678,000 common shares of U. S. Shoe, representing 10.09% of all the outstanding common shares, that Boston Group Holdings, c/o Mellon Bank Corporation, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, that The Boston Company, Inc., c/o Mellon Bank Corporation, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, and that The Boston Company Asset Management, Inc., c/o Mellon Bank Corporation, is the owner of 2,866,000 common shares, representing 6.18% of all the outstanding common shares.

         235. From the statement described above, a reasonable investor could reasonably conclude that Mellon Bank Corporation and its subsidiaries own 16,158,000 common shares, representing 34.85% of the common shares, and that Mellon Bank Corporation and its subsidiaries therefore have the power to control the acceptance or rejection of the Tender Offer.

         236. The common share ownership of Mellon Bank Corporation and its subsidiaries is a material fact.

         237. In the Proxy Statement, Luxottica and Luxottica Acquisition attribute the information about the share ownership of Mellon Bank Corporation and its subsidiaries reported in the Proxy Statement to Amendment No. 3 to a Form 13G filed by Mellon Bank Corporation on March 8, 1995 (the"Schedule 13G").

         238. The 13G reports that the total common shares owned by Mellon Bank Corporation and its subsidiaries is 4,676,000, representing 10.09% of all the outstanding common shares.

         239.    In Item 4 "Ownership" of the Schedule 13G, it is stated:

                 The amount beneficially owned includes, where appropriate securities not outstanding which are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days. The filing of this Schedule 13G shall not be construed as an admission that Mellon Bank Corporation, or its direct or indirect subsidiaries, including Mellon Bank, N.A., are for the purposes of Section 13 (d) or 13 (g) of the Act, the beneficial owners of any securities covered by this
                 Schedule 13G.

         240.    In Item 6 of the 13G, it is stated:

                 All of the securities are beneficially owned by Mellon Bank or its direct and indirect subsidiaries in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. The number of individual accounts holding an interest of 5% or more is 0.

         241. The description of the common share ownership of Mellon Bank Corporation and its subsidiaries in the Proxy Statement is false and misleading, in violation of Section 14(e) of the Exchange Act, and the rules and regulations promulgated thereunder.

         242. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         243. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                   COUNT VIII

         244. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         245. On or about March 10, 1995, Luxottica issued a press release announcing that it and certain shareholders of U.S. Shoe had set March 17, 1995 as the record date for a special meeting of U.S. Shoe shareholders under Ohio's Control Share Acquisition Act and the record date for the call by certain U.S. Shoe shareholders of a special meeting to remove all of the incumbent U.S. Shoe directors.

         246. On or about March 14, 1995, Luxottica announced that it had rescinded the record dates set for March 17, 1995, and was setting record dates for both meetings as of March 21, 1995. Luxottica further announced that March 21 would be the record date for determining U.S. Shoe shareholders entitled to execute "Agent Designations" for the call of the second special meeting to oust the board of directors.

         247. The right to set record dates is reserved to the Board of Directors of U.S. Shoe under the Ohio Revised Code, and Plaintiffs have no power to set any record date for any special meeting of U.S. Shoe.

         248. The Ohio Revised Code does not provide for the setting of any record date for the execution of "Agent Designations" for the purpose of calling special meetings of U.S. Shoe shareholders.

         249. Luxottica's public announcements that it has established record dates for special meetings of U.S. Shoe shareholders and for the execution of "Agent Designations" are false and misleading statements of material fact, intended to mislead and confuse shareholders of U. S. Shoe. These public announcements violate Ohio Rev. Code Section 1707.042 and Section 14 (e) of the Exchange Act, 15 U.S.C. Section 78n, and the rules and regulations promulgated thereunder.

         250. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         251. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT IX

                 VIOLATIONS OF OHIO REV. CODE SECTION  1707.041

         252. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         253. Ohio Rev. Code Section 1707.041 in substance requires that Luxottica and Luxottica Acquisition send or deliver to all offerees in Ohio a statement of any plans or proposals they may have to liquidate U. S. Shoe, sell its assets, effect a merger or consolidation of it, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of U. S. Shoe or any of its subsidiaries or affiliates, change or reduce the work force of U. S. Shoe or any of its subsidiaries or affiliates, or make any other major changes to its business structure, management or personnel, or policies of employment.

         254. Ohio Rev. Code Section 1707.041 also requires that Luxottica and Luxottica Acquisition send or deliver to all offerees in Ohio complete information on the organization and operations of Luxottica and Luxottica Acquisition, including a description of each class of their stock and of their long term debt, financial statements for the current period and for the three most recent annual accounting periods, a brief description of the location and general character of the principal physical properties of Luxottica and Luxottica Acquisition and their subsidiaries, a description of pending legal proceedings other than routine litigation to which Luxottica or Luxottica Acquisition are parties or of which any of their property is the subject, a brief description of the business done and projected by Luxottica and Luxottica and their subsidiaries and the general development of such business over the last three years, the names of all directors and executive officers together with biographical summaries of each for the preceding three years to date, and the approximate amount of any material interest, direct or indirect, of any of the directors or officers in any material transactions during the past three years, or in any proposed transactions, to which Luxottica or Luxottica Acquisition or any of their subsidiaries are parties.

         255. Luxottica and Luxottica Acquisition have violated the provisions of Ohio Rev. Code Section 1707.041 described above, and have not mailed or delivered the required information to shareholders of U. S. Shoe in Ohio.

         256. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         257. U. S. Shoe does not have a adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT X

   VIOLATION OF SECTION 14 OF EXCHANGE ACT - FALSE AND MISLEADING STATEMENTS
     IN PROXY MATERIALS REGARDING LUXOTTICA'S NEGOTIATIONS WITH U. S. SHOE

         258. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         259.    The federal proxy rules provide, in part, as follows:

                          "No solicitation subject to this regulation shall be
                 made by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading."

17 C.F.R. Section 240.14a-9(a).

         260. In two letters from Claudio Del Vecchio, to U. S. Shoe shareholders, Mr. Del Vecchio made misleading statements about the willingness of the U.S. Shoe Board of Directors and management to negotiate in good faith with Luxottica. In a letter from Mr. Del Vecchio to U. S. Shoe shareholders dated March 28, 1995, which accompanies Luxottica's proxy materials regarding the meeting under Ohio Rev. Code Section 1701.831 (the "831 Letter"), Mr. Del Vecchio made the following false and misleading statements:

                 KEEP THE PRESSURE ON THE U.S. SHOE BOARD TO NEGOTIATE IN GOOD FAITH WITH LUXOTTICA!

                 . . . .

                 IF YOU WANT U.S. SHOE TO NEGOTIATE WITH LUXOTTICA IN GOOD FAITH VOTE TODAY FOR THE "831 PROPOSAL" ON THE BLUE CARD.

                 SEND A CLEAR MESSAGE TO U.S. SHOE MANAGEMENT TO STOP STALLING AND NEGOTIATE THE BEST DEAL FOR SHAREHOLDERS RATHER THAN GOLDEN PARACHUTES FOR THEMSELVES.

         261. In a second letter to U.S. Shoe shareholders dated March 28, 1995, which is to accompany Luxottica's solicitation of Agent Designations for the call of a special meeting of U.S. Shoe shareholders (the "Agent Designation Solicitation Letter"), Mr. Del Vecchio makes the following misleading statements:

                 KEEP THE PRESSURE ON THE U.S. SHOE BOARD TO NEGOTIATE IN GOOD FAITH WITH LUXOTTICA. SIGN AND RETURN THE GOLD CARD.

         262. These statements are misleading in the context in which they are made, because they imply that the U.S. Shoe Board and management are not negotiating in good faith with Luxottica, and that U.S. Shoe management is stalling and failing to negotiate the best deal for shareholders. These statements contradict an accurate statement of the facts surrounding the negotiations between Luxottica and U.S. Shoe, which appears at page eight of Luxottica's Solicitation Statement as follows:

                 On March 23, 1995, Bannus B. Hudson of U.S. Shoe sent a letter to Claudio Del Vecchio of Luxottica stating: "If Luxottica is interested in pursuing a transaction in which the value received by shareholders of U.S. Shoe would be enhanced, we would be prepared to explore that with you. As with all other interested parties, we would be prepared to share with Luxottica certain non-public information on the condition that Luxottica executes and delivers an appropriate confidentiality agreement." On March 24, 1995, U.S. Shoe's counsel delivered to Luxottica's counsel a revised form of confidentiality agreement. As of the date hereof, U.S. Shoe's counsel and Luxottica's counsel are discussing this form of confidentiality agreement.

         263.    Mr. Del Vecchio's letters to U. S. Shoe shareholders violate
 Section 14(a) of the Exchange Act, 15 U.S.C. Section 78n, and the rules and regulations promulgated thereunder.

         264. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         265. U. S. Shoe does not have an adequate remedy at law for Plaintiffs' violations described above.

                                    COUNT XI

  VIOLATION OF SECTION  14 OF EXCHANGE ACT - FAILURE TO DISCLOSE RECENT MARKET
                 PRICE FOR U. S. SHOE SHARES IN PROXY MATERIALS

         266. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         267. In the definitive proxy statement filed with the SEC on March 29, 1995, Luxottica provides an incomplete description of recent market prices for U. S. Shoe shares while urging shareholders to return Agent Designations if they are in favor of receiving the opportunity to sell their shares to Luxottica for $24 in cash. Luxottica states that "[o]ver the past twelve months the Shares have traded as low as $13.50 per Share. The Offer represents more than a 75% premium over that price and a 28% premium over the reported closing price for the shares on the NYSE composite tape on March 2, 1995, the day before the Offer was first publicly disclosed." Solicitation Statement at
p. 2.

         268. In its definitive proxy statement, Luxottica fails to disclose that U. S. Shoe shares traded at $24 per share as recently as the third quarter of the fiscal year ending January 28, 1995, and have traded more recently at prices more than $2 per share in excess of Luxottica's $24 per share offer. In the absence of this information, Luxottica's statements regarding recent market prices for U. S. Shoe stock are materially misleading and in violation of
Section 14(e) of the Exchange Act, and the rules and regulations promulgated thereunder.

         269. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined

         270. U. S. Shoe does not have an adequate remedy at law for Plaintiffs' violations described above.

                                   COUNT XII

 VIOLATION OF SECTION 14 OF EXCHANGE ACT - FALSE AND MISLEADING STATEMENTS IN PROXY MATERIALS REGARDING THE NUMBER OF SHARES OWNED BY MELLON BANK CORPORATION


         271. U.S. Shoe incorporates by reference each allegation contained above as though rewritten.

         272. In Schedule III to its Solicitation Statement, Luxottica reports that Mellon Bank Corporation is the owner of 4,678,000 common shares, representing 10.09% of all outstanding common shares, that Boston Group Holdings, c/o Mellon Bank Corporation, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, that The Boston Company, Inc., c/o Mellon Bank, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, and that The Boston Company Asset Management, Inc., c/o Mellon Bank Corporation, is the owner of 2,866,000 common shares, representing 6.18% of all the outstanding common shares.

         273. As the result of this statement, it appears to the reader of Luxottica's Solicitation Statement that Mellon Bank and its subsidiaries are beneficial owners of 16,185,000 common shares of U. S. Shoe, representing 34.85% of the outstanding common shares, and that Mellon Bank and its subsidiaries therefore may have significant power to control the acceptance or rejection of the 831 Solicitation and the Tender Offer itself. In fact, Mellon Bank and its subsidiaries together own 10.09% of the outstanding common shares.

         274.    The Schedule III to the Solicitation Statement violates
Section 14(a) of the Exchange Act, 15 U.S.C. Section 78, and the rules and regulations promulgated thereunder.

         275. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         276. U. S. Shoe does not have an adequate remedy at law for Plaintiffs' violations described above.

                                   COUNT XIII

    VIOLATION OF SECTION 14 OF EXCHANGE ACT - MISLEADING STATEMENTS IN AGENT
           DESIGNATION FORM AS TO THE PURPOSES OF THE SPECIAL MEETING

         277. U. S. Shoe incorporates by reference each allegation contained above as if restated in full herein.

         278. Luxottica's Agent Designation Form states that the Agent Designations are being solicited for the purpose of calling a special meeting of U. S. Shoe shareholders at which the shareholders will consider and vote upon (1) a proposal to remove all incumbent directors of U. S. Shoe and elect new directors, (2) a proposal to amend the Regulations of U. S. Shoe to provide that Ohio Rev. Code Section 1701.831 does not apply to control share acquisitions unless the shareholders approve the control share acquisition by Luxottica or Luxottica is otherwise satisfied that the statute is invalid or does not apply to Luxottica's Tender Offer, and (3) "any other matter that properly comes before the Special Meeting" (emphasis added).

         279. On page six of the Solicitation Statement, Luxottica states that it "may elect to cause additional Special Meeting Proposals to be identified in the notice of, and in the proxy materials for, the Special Meeting." In effect, this language purports to give Luxottica broad discretion to choose additional purposes for the special meeting which were unknown to the shareholders executing the Agent Designations, and unanticipated by them from reading the language of the Agent Designation Form and the remainder of the proxy materials.

         280. The statements in the Agent Designation Form are misleading in violation of Section 14(a) of the Exchange Act, 15 U.S.C. Section 78n, and the rules and regulations promulgated thereunder.

         281. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         282. U. S. Shoe does not have an adequate remedy at law for Plaintiffs' violations described above.

                                   COUNT XIV

    VIOLATION OF SECTION 14 OF EXCHANGE ACT - MISLEADING STATEMENT IN AGENT DESIGNATION MATERIALS CONCERNING WHO CAN CALL AND VOTE AT A SPECIAL MEETING.

         283. U. S. Shoe incorporates each allegation stated above as if restated in full herein.

         284. Luxottica's Solicitation Statement for Agent Designations at page 4 states in part:

         Luxottica and Purchaser are soliciting Agent Designations pursuant to this Solicitation Statement without a Record Date, and the Designated Agents will call the Special Meeting pursuant to Agent Designations executed by persons who remain shareholders of record on the date of such call.

         285.    The statement that persons who are shareholders of record
"on the date of such call" will constitute those shareholders who are entitled to make such call is incorrect as a matter of law.

         286. Section 1701.40(A)(3) of the Ohio Revised Code provides that meetings of shareholders may be called by "persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat, unless the articles or the regulations specify for such purposes a smaller or larger proportion but not in excess of fifty percent...."

         287. Pursuant to the authority contained in Section 1701.40(A)(3), Ohio Revised Code, U. S. Shoe's Regulations specify a larger proportion, namely fifty percent of the outstanding voting power of the corporation.

         288. Whether a person holding shares outstanding is "entitled to vote thereat" and thereby entitled to participate in the call of a meeting is determined as of the record date to be set for such a meeting, pursuant to
Section 1701.45, Ohio Revised Code.

         289. The proper procedure to be followed in the event that a call for a meeting is received by the Company, is for it to determine preliminarily whether as of the date the call is received by the Company, those persons making such call constitute fifty per cent of the common shares outstanding.

         290. If this is determined in the affirmative, then the Directors may set a record date pursuant to Section 1701.45(A), and the President or Secretary would set a meeting date pursuant to Section 1701.41(B), Ohio Revised Code.

         291. When the identity of the shareholders as of the record date established for the meeting is determined, the Company then determines whether those persons making the call constitute fifty per cent of the shareholders as of such record date. If so, notice of the meeting would be sent to all shareholders of record as of the record date. If not, the call would not be valid and no meeting would be held.

         292. In connection with the solicitation of Agent Designations, it is false and misleading to state that "call date" shareholders rather than "record date" shareholders determine who is entitled to vote at a special meeting or to make a valid call of a meeting.

         293. Luxottica's Solicitation Statement for Agent Designations at page 3 states in part:

                 Any revocation of an Agent Designation will not effect (sic) any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation.

         294. The statement "any revocation of an Agent Designation will not effect (sic) any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation" is incorrect as a matter of law.

         295. The Agent Designation is governed by Section 1701.48, Ohio Revised Code, which deals with appointments of proxies. In providing that persons appointing a proxy may revoke a revocable appointment by a later revocation received by the corporation, Division (D) excludes from the operative effect of the revocation only "any vote previously taken." Division (D) does not exclude from the operative effect of the revocation any action taken by the proxy with regard to the call of a meeting.

         296. In connection with the solicitation of Agent Designations, it is false and misleading to state that any revocation of an Agent Designation will not affect (sic) any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation.

         297. U. S. Shoe will suffer irreparable injury unless Plaintiffs' violations described above are enjoined.

         298. U. S. Shoe does not have an adequate remedy at law for the violations described above.

         WHEREFORE, Defendants demand judgment that the Complaint be dismissed, at Plaintiffs' costs, and for all other relief, legal and equitable, to which they are entitled.

         On its Counterclaim, U. S. Shoe demands judgment:

                 I That the acquisition of the Shares by Luxottica and/or Luxottica Acquisition be judged to be in violation of Section 14(d) - (e) of the Securities Exchange Act of 1934, as amended, Regulation 14D of the Securities and Exchange Commission under Sections 14(d) - (e), and Ohio Rev. Code Sections 1707.041 and 1707.042;

                 II That Plaintiffs and all other persons acting for or on their behalf be preliminarily and permanently enjoined from consummating the Tender Offer or any other transaction to gain control of U. S. Shoe and/or the effect of which would be to merge, consolidate or in any other way combine the business of U. S. Shoe with those of Plaintiffs, until such time as Plaintiffs have complied with Sections 14(d) and (e) of the Exchange Act, 15 U.S.C. Section 78n, and the rules and regulations promulgated thereunder and Ohio Rev. Code Sections 1701.041 and 1707.042;

                 III That Plaintiffs and all other persons acting for or on their behalf be ordered to cease and desist from violating the Exchange Act and Ohio Rev. Code Sections 1701.041 and 1707.042 and to withdraw the false and misleading Offer, Form 14D-1 and Form 041;

                 IV That Plaintiffs and all other persons acting for or on their behalf be ordered to cease and desist from violating the Exchange Act, be ordered to withdraw their false and misleading Solicitation of Agent Designations, be ordered to issue corrective statements in the event that they choose to attempt a new Solicitation of Agent Designations and be ordered to cancel and withdraw any Agent Designations which have been obtained pursuant to the Solicitation of Agent Designations; and

                 V For all other relief, legal and equitable, to which it is entitled.


                                                 /s/ Joseph J. Dehner
                                       ----------------------------------------
                                       Joseph J. Dehner  (0011321)
                                       Trial Attorney for U. S. Shoe Defendants
                                       2500 PNC Center
                                       201 East Fifth Street
                                       Cincinnati, Ohio 45202
                                       (513) 651-6800
OF COUNSEL:

Michael Yarbrough
Curtis A. Hansen
FROST & JACOBS
One Columbus
10 West Broad Street
Columbus, Ohio  43215-3467
(614)  464-1211

Frederick J. McGavran
Grant S. Cowan
D. Scott Gurney
Adam P. Hall
FROST & JACOBS
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202
(513) 651-6800

                             CERTIFICATE OF SERVICE

         This is to certify that a copy of the foregoing has been sent by Fax and express delivery to Thomas B. Ridgley, Esq., Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43216-1008 and Daniel A. Malkoff, Assistant Attorney General, 26th Floor, 30 East Broad Street, Columbus, Ohio 43266-0410 on this 6th day of April, 1995.



                                        /s/ Joseph J. Dehner
                                        ---------------------------------------